As filed with the Securities and Exchange Commission on March 2, 2012

Registration No. 333-91416

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

Tennessee	62-0331040
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

12 East 49th New York, New York	10017
(Address of principal executive offices)	(Zip code)

Amended and Restated Saks Incorporated Employee Stock Purchase Plan

(Full title of the plan)

Michael A. Brizel

Executive Vice President and General Counsel

Saks Incorporated

12 East 49th Street

New York, New York 10017

(Name and address of agent for service)

(212) 940-5305

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On June 28, 2002, Saks Incorporated (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-91416) (the “Registration Statement”) pursuant to which the Registrant registered under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 750,000 shares of Common Stock, $0.10 par value per share (the “Common Stock”), 750,000 Preferred Stock Purchase Rights (the “Rights”) and an indeterminate number of plan interests (the “Interests”), of the Registrant to be offered or sold pursuant to the Amended and Restated Saks Incorporated Employee Stock Purchase Plan (the “Plan”).

On January 1, 2009, the Registrant suspended the Plan and therefore suspended offering Common Stock as an investment option under the Plan. Accordingly, as of that date, the offering of issuer securities under the Registration Statement was terminated. The Registration Statement is hereby amended by this Post-Effective Amendment No. 1 to remove from registration all Interests previously registered for issuance under the Plan and remaining unsold and unissued as of this date.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2012.

Saks Incorporated

By:	/s/ Ann Robertson
Ann Robertson
Associate General Counsel and Corporate Secretary

The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 2, 2012.

Amended and Restated Saks Incorporated Employee Stock Purchase Plan

By:	/s/ Christine A. Morena
Christine A. Morena
Executive Vice President, Chief Human Resources Officer